Exhibit 99.1

Note to editors: See attached photo

For:	Calavo Growers, Inc. (Nasdaq-GS: CVGW)

Contact:	Lee Cole Chairman and Chief Executive Officer Calavo Growers, Inc., (805) 525-1245

CALAVO GROWERS, INC. ACQUIRES

RIVERSIDE, CALIF. PRODUCTION FACILITY

State-of-the-Art Food Production and Distribution Facility Will Support

Further Market Penetration into Southwestern United States

SANTA PAULA, Calif. (Nov. 3, 2016)–Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado industry leader and expanding provider of value-added fresh food, today announced that it has completed the purchase of a production facility in Riverside, Calif. The newly acquired production facility will further enhance the national footprint for the company’s Renaissance Food Group, LLC (RFG) business segment and position the segment to serve its growing customer base across the southwestern United States.

The acquired facility, which totals approximately 128,000 square feet situated on about 11 acres, was previously owned and operated by affiliates of the former Fresh & Easy Neighborhood Markets.

The company described the new facility as nearly “turnkey,” which will allow RFG to quickly expand capacity and meet growing demand among current and new customers for its fresh, value-added packaged fruit and vegetables, ready-to-eat salads and prepared foods offerings. The facility’s state-of-the-art design allows for an efficient start up, optimal food-safety measures, and quality production flow. Its physical location, in Southern California’s burgeoning Inland Empire region, is highly sought after for its prime interstate and rail access.

Calavo Chairman and Chief Executive Officer Lee E. Cole stated: “This best-in-class facility aligns with and extends our company’s strategic growth

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Calavo Completes Purchase of Southern California Production Facility/2-2-2

initiatives to build a leading market position in the refrigerated fresh packaged foods category. The new facility enables us to satisfy demand from several key accounts in Southern California, while providing the platform for deeper market penetration across the southwest, including southern Nevada, Arizona and Utah. Quick-turn, ‘just-in-time’ order fulfillment is a cornerstone of RFG’s operating success, along with the outstanding depth and breadth of its product portfolio.”

The new Riverside facility follows the recent addition of a 209,000 square foot production and distribution center near Jacksonville, Fla. and the new renovation and expansion of the 89,000 square foot production facility in Houston, Texas.

Total transaction consideration approximated $19.4 million, according to the company. Calavo reported that it purchased the facility through a variable interest entity created to effect a potential like-kind exchange under Section 1031 of the Internal Revenue Code.

About Calavo Growers, Inc.

Calavo Growers, Inc. is a global avocado-industry leader. The company also procures and markets diversified fresh produce items, ranging from tomatoes to tropical produce. An expanding provider of value-added fresh food, the company’s Calavo Foods business segment manufactures and distributes guacamole, guacamole hummus and salsa under the respected Calavo brand name. Calavo’s wholly owned subsidiary, Renaissance Food Group, LLC, creates, markets and distributes a portfolio of healthy, high-quality lifestyle products for consumers through fast-growing brands that include Garden Highway and Chef Essentials. Founded in 1924, Calavo serves food distributors, produce wholesalers, supermarket retailers and restaurant chains worldwide. www.calavo.com

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About Renaissance Food Group, LLC

Renaissance Food Group is a fresh food company that creates, markets and distributes a portfolio of healthy, high quality lifestyle products for consumers via retail and foodservice channels nationally. Widely recognized as a market leader for product quality and innovation, Renaissance Food Group’s fresh food products are regionally produced and made-to-order. Renaissance Food Group is a wholly owned subsidiary of Calavo Growers, Inc. www.rfgfoods.com

Safe Harbor Statement

This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation and Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on international products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s latest filed Annual Report on Form 10-K. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Calavo Growers, Inc. (Nasdaq-GS: CVGW) has completed the purchase of a 128,000-square-foot facility (pictured above) in Riverside, Calif. The “near turnkey” facility, situated on 11 acres, will become the new Southern California production and distribution facility for Calavo’s Renaissance Food Group, LLC, business segment.

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